UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2015

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders (the “Annual Meeting”) of Xenith Bankshares, Inc. (the “Company”) held on May 7, 2015, the matters listed below were submitted to a vote of the Company’s shareholders. Set forth below are the final voting results on each such matter.

1.	Election of Directors.

Nominee	For	Withheld	Broker Non-Votes

Larry L. Felton	9,826,666	51,344	1,582,773

Palmer P. Garson	9,808,674	69,336	1,582,773

Patrick D. Hanley	9,806,450	71,560	1,582,773

Peter C. Jackson	9,830,962	47,048	1,582,773

T. Gaylon Layfield, III	9,824,431	53,579	1,582,773

Michael A. Mancusi	9,710,481	167,529	1,582,773

Robert J. Merrick	9,710,410	167,600	1,582,773

Scott A. Reed	9,827,272	50,738	1,582,773

Mark B. Sisisky	9,162,066	715,944	1,582,773

Thomas G. Snead, Jr.	9,706,016	171,994	1,582,773

Each nominee listed above was duly elected.

2. Ratification of Appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstentions

11,447,694	10,166	2,923

The appointment of BDO USA LLP was ratified. There were no broker non-votes in the ratification of the appointment of the independent registered public accounting firm.

3.	Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

For	Against	Abstentions	Broker Non-Votes

9,501,084	275,926	101,000	1,582,773

The compensation of the Company’s named executive officers was approved on an advisory basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2015

XENITH BANKSHARES, INC.

	By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

3